Exhibit 10.2

Stepan Company Supplemental Profit

Sharing Plan

(Restated Effective as of January 1, 1994)

Stepan Company Supplemental Profit Sharing Plan

(Restated Effective as of January 1, 1994)

i

Stepan Company Supplemental Profit Sharing Plan

(Restated Effective as of January 1, 1994)

ii

Article I. The Plan

1.1Establishment and Amendment of the Plan

Stepan Company, a Delaware corporation, hereby establishes a supplemental profit sharing plan for the benefit of certain of its Employees, effective as of January l, 1994, known as the “Stepan Company Supplemental Profit Sharing Plan.”

1.2Applicability of Plan

The provisions of this Plan as set forth herein are applicable only to the Employees of a Company in current employment on or after January 1, 1994.

1.3Purpose of the Plan

The purpose of the Plan is to enable Participants to receive profit sharing benefits to which such Participants would have been entitled under the Stepan Company Profit Sharing Plan but for the limitations of sections 401(a)(17) and 415 of the Internal Revenue Code.

1.4Nonqualified Plan

This Plan is intended to be an unfunded deferred compensation plan for a select group of highly compensated Employees and is not intended to be a qualified plan under section 401(a) of the Internal Revenue Code. All benefits payable hereunder shall be paid from the general assets of the Company, and Members and Beneficiaries shall not have any greater rights to such assets than other general creditors of the Company.

Article II. Definitions

2.1Definitions

Whenever used in the Plan, the following terms shall have the respective meanings set forth below unless otherwise expressly provided herein, and when the defined meaning is intended the term is capitalized.

(a)	“Account” means the separate bookkeeping account maintained for each Member which represents the Member’s total credits under the Plan as of any Valuation Date.
(b)	“Act” means the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.
(c)	“Beneficiary” means a Beneficiary as described in section 4.5.
(d).	“Board” means the Board of Directors of the Company.
(e)	“Change in Control” shall be deemed to exist when either of the following events will have occurred:
(1)

A third person, including a “group” as defined in section 13(d)(3) of the Securities Exchange Act of 1934, acquires shares of capital stock of the Company having 25 percent or more of the total number of votes that may be cast for the election of directors of the Company; or

(2)

As a result of any tender or exchange offer, merger, or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, the persons who were directors of the Company before the transaction shall during any two consecutive years thereafter cease to constitute a majority of the Board.

(f)	“Code” means the Internal Revenue Code of 1986, as it may be amended from time to time.
(g)	“Committee” means the person or persons appointed to administer the Plan as described in section 5.2.
(h)	“Effective Date” means January 1, 1994.
(i)	“Employee” means any person who is employed by the Company.
(j)	“Member” means a Participant, or a former Participant who still has an Account balance in the Plan.
(k)	“Participant” means any Employee of a Company who has met and continues to meet the eligibility requirements of the Plan as set forth in section 3.1.
(1)	“Plan” means the Stepan Company Supplemental Profit Sharing Plan, as provided herein and as subsequently amended from time to time.
(m)	“Plan Administrator” means the Company.

(n)“Plan Year” means the 12-consecutive-month period ending each December 31.

(o)	“Qualified Plan” means the Stepan Company Profit Sharing Plan, as amended from time to time.
(p)	“Valuation Date” means the last business day of each calendar quarter, and such other dates as determined by the Company pursuant to a nondiscriminatory policy.

2.2Gender and Number

Unless the context clearly requires otherwise, the masculine pronoun whenever used shall include the feminine and neuter pronoun, and the singular shall include the plural.

Article III. Participation and Service

3.1Participation

A salaried Employee of the Company shall become a Participant in the Plan as of the first day he becomes both (a) a Company officer, a departmental vice president, and (b) a Participant in the Qualified Plan.

3.2Duration of Participation

A Participant shall continue to be a Participant until the Participant terminates employment with the Company; thereafter, the Participant shall be a Member for as long as the Participant has an Account balance in the Plan.

Article IV. Supplemental Profit Sharing Benefit

4.1Supplemental Benefit

For each Plan Year in which an Employee is a Participant, the Company will credit to each Participant’s Account an amount equal to (a) minus (b) where—

(a)

is the amount which would have been credited to the Member’s account under the Qualified Plan from employer contributions for such Year had the amounts not been limited by sections 415 and 401(a)(17) of the Code; and

(b)	is the amount which actually is credited to the Member’s account under the Qualified Plan.

4.2Discretionary Benefits

The Board (or its delegate) shall have the authority to provide any discretionary supplementary or additional benefit pursuant to the Plan to a Member at any time after the Member ceases to be an Employee.

4.2Vesting of Accounts

Each Member shall at all times be fully vested in such Member’s Account.

4.3Earnings on Account

A Member’s Account under this Article IV will be credited with the same rate(s) of earnings as are Company contributions under the Qualified Plan.

The Company shall not be required to direct that any amount credited to a Member’s Account actually be invested in the same funds as Company contributions under the Qualified Plan. Rather, such accruals shall be tracked as bookkeeping accounts, as if the investments corresponding to those made by each Member under the Qualified Plan were actually made under this Plan, at the same time, and in the same proportionate amounts as elected under the Qualified Plan.

The administration of such accruals under this Plan shall be the responsibility of the Committee or its designate, and shall be conducted according to such rules, procedures, and determinations as the Committee (or the Committee’s designate), at its sole discretion, deems appropriate. Members and their beneficiaries shall have no right to direct the actual investment of any funds subject to this Plan.

4.4Form and Timing of Benefit Payments

Benefit payments under this Article IV shall be payable in the same form, and at the same time, as the corresponding tax-qualified contributions payable to the Member under the Qualified Plan; provided, however, that the Committee shall have the authority, at its sole discretion, to accelerate the payout of such benefit payments upon (a) the termination of a Member’s employment or (b) upon a Change in Control; and further provided, that a Member may request that the Committee permit distribution in a form other than that provided in the Qualified Plan. The Committee, in its sole discretion, shall determine whether to allow such alternate form of distribution and the terms under which such alternate form of distribution may be made.

4.5Beneficiary

Each Member shall be entitled to designate one or more beneficiaries of the Member under this Plan. Such beneficiary may or may not be the same as those named by the Member under the Qualified Plan. All designations shall be signed by the Member and shall be in such form as prescribed by the Committee or its designate. Each designation shall be effective as of the date received by the Company.

Members may change their designations of beneficiary on such form as prescribed by the Committee or its designate. The payment of account balances under the Plan shall be in accordance with the last unrevoked written designation of beneficiary that has been signed by the Member and delivered by the Member to the Company prior to the Member’s death.

In the event that all the beneficiaries named by a Member pursuant to this section 4.5 predecease the Member, the amounts that would have been paid to the Member or the Member’s beneficiaries under this Plan shall be paid to the Member’s estate.

In the event a Member does not designate a beneficiary, or for any reason such designation is ineffective, in whole or in part, the amounts that otherwise would have been paid to the Member or the Member’s beneficiaries under the Plan shall be paid to the Member’s estate.

4.6Accounts

The Company shall establish and maintain separate individual bookkeeping accounts for Company benefits accrued hereunder and earnings accruals corresponding to such Company credits attributable to the Member pursuant to section 4.1 herein. Such accounts shall be administered according to such rules and procedures as the Committee (or its designate), at is sole discretion, deems appropriate.

4.7Withholding Taxes

A Company may withhold from a Member’s compensation and from any payment under this Plan any taxes required to be withheld with respect to contributions or benefits under this Plan.

Article V. Administration

5.1Plan Administrator

The Company shall be the Plan Administrator, responsible for the general administration of the Plan and for carrying out the provisions thereat except to the extent that such responsibility has been allocated or delegated in or pursuant to any other provision hereof or by action of the Board of the Company.

5.2Plan Committee

The authority to control and manage the operation and administration of the Plan is vested in an administrative Committee. The Committee shall consist of one or more individual members as the Board may appoint from time to time. Any member of the Committee may resign by delivering his written resignation 30 days in advance to the Board and other Committee members. The Company may at any time, by resolution of its Board, appoint a successor member or remove and replace a member of such Committee, with or without cause. If there are no members of the Committee, the Board shall constitute the Committee.

5.3Compensation and Expenses

A member of the Committee shall serve without compensation for services as such if he is receiving full-time pay from the Company (or other employer affiliated with the Company) as an Employee. Any other member of the Committee may receive reasonable compensation for services as a member, to be paid by the Company. Any member of the Committee may receive reimbursement by the Company of reasonable expenses properly and actually incurred in the performance of a Committee function.

5.4Manner of Action

A majority of the members of the Committee at the time in office shall constitute a quorum for the transaction of business. All resolutions adopted and other actions taken by the Committee at any meeting shall be by a majority vote of those present at any such meeting. Upon the concurrence in writing of a majority of the members at the time in office, action of the Committee may be taken otherwise than at a meeting.

5.5Employment of Specialists

The Committee may authorize one or more of their number or any agent to execute or deliver any instrument, instruments, or direction on their behalf, and may employ such counsel, auditors, and other specialists, and such clerical, actuarial, and other services as they may require in carrying out the provisions of the Plan. Such expenses shall be paid by the Company.

5.6Allocation and Delegation of Committee Responsibilities and Powers

In exercising its authority to control and manage the operation and administration of the Plan, the Committee may allocate all or any part of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation and the acceptance thereof by the Committee member or delegate shall be in writing and may be revoked at any time.

5.7Records

All resolutions, proceedings, acts, and determinations of the Committee shall be recorded, and all such records, together with such documents and instruments as may be necessary for the administration of the Plan, shall be preserved.

5.8Rules

Subject to the limitations contained in the Plan, the Committee shall be empowered from time to time in its discretion to adopt bylaws and establish rules for the conduct of its affairs and the exercise of the duties imposed upon it under the Plan.

5.9Administration

The Committee shall be responsible for the administration of the Plan. The Committee shall have all such powers as may be necessary or appropriate to carry out the provisions hereof and may, from time to time, establish rules for the administration of the Plan and the transaction of the Plan’s business. In making any such determination or rule, the Committee shall pursue uniform policies as from time to time established by the Committee and shall not discriminate in favor of or against any Member. The Committee shall have the exclusive and absolute discretion to make any finding of fact necessary or appropriate for any purpose under the Plan including, but not limited to, the determination of the eligibility for and the amount of any benefit payable under the Plan. The Committee shall have the exclusive and absolute discretion to interpret the terms and provisions of the Plan and to determine any and all questions arising under the Plan or in connection with the administration thereof including, without limitation, the right to remedy or resolve possible ambiguities, inconsistencies, or omissions, by general rule or particular decision. All findings of fact, determinations, interpretations, and decisions of the Committee shall be final, conclusive, and binding upon all persons having or claiming to have any interest or right under the Plan.

5.10 Accounts and Records

The Accounts and records of the Plan shall be maintained by the Committee and shall accurately disclose the status of the Accounts of each Member or each Member’s beneficiary in the Plan.

Each Member shall be advised from time to time, at least once annually during each Plan Year, as to the status of the Member’s Account.

5.11No Enlargement of Employee Rights

Nothing contained in the Plan shall be deemed to give any Employee the right to be retained in the service of a Company or to interfere with the right of the Company to discharge or retire any Employee at any time.

5.12Appeals from Denial of Claims

If any claim for benefits under the Plan is wholly or partially denied, the claimant shall be given notice in writing within a reasonable period of time after receipt of the claim by the Plan (not to exceed 90 days after receipt of the claim or, if special circumstances require an extension of time, written notice of the extension shall be furnished to the claimant and an additional 90 days will be considered reasonable) by registered or certified mail of such denial, written in a manner calculated to be understood by the claimant, setting forth the following information:

(a)	the specific reasons for such denial;
(b)	specific reference to pertinent Plan provisions on which the denial is based;
(c)	a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and
(d)	an explanation of the Plan’s claim review procedure.

The claimant also shall be advised that he or his duly authorized representative may request a review by the Committee of the decision denying the claim by filing with the Committee, within 60 days after such notice has been received by the claimant, a written request for such review, and that he may review pertinent documents, and submit issues and comments in writing within the same 60-day period. If such request is so filed, such review shall be made by the Committee within 60 days after receipt of such request, unless special circumstances require an extension of time for processing, in which case the claimant shall be so notified and a decision shall be rendered as soon as possible, but not later than 120 days after receipt of the request for review. The Member or Beneficiary shall be given written notice of the decision resulting from such review, which notice shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, and specific references to the pertinent Plan provisions on which the decision is based.

5.13Notice of Address and Missing Persons

Each person entitled to benefits under the Plan must file with the Committee, in writing, his post office address and each change of post office address. Any communication, statement, or notice addressed to such a person at his latest reported post office address will be binding upon him for all purposes of the Plan and neither the Plan Administrator, the Committee, nor the Company shall be obliged to search for or ascertain his whereabouts. In the event that such person cannot be located, the Committee may direct that payment of such benefit with respect to such person shall be discontinued and all liability for the payment thereof shall terminate; provided, however, that in the event of the subsequent reappearance of the Member or Beneficiary prior to termination of the Plan, the benefits shall be paid in accordance with Article IV.

5.14Data and Information for Benefits

The Company shall furnish to the Committee such data and information as may be required. The records of the Company as to a Participant’s period of employment, termination of employment and reasons therefor, leave of absence, reemployment, and Compensation shall be presumed to be accurate unless determined to be incorrect. All persons claiming benefits under the Plan must furnish to the Committee or its designated agent such documents, evidence, or information as the Committee or its designated agent consider necessary or desirable for the purpose of administering the Plan; and such person must furnish such information promptly and sign such documents as the Committee or its designated agent may require before any benefits become payable under the Plan.

5.15Indemnity for Liability

The Committee and the individual members thereof and any employees to whom the Committee has delegated responsibility in accordance with section 5.6 shall be indemnified by the Company against any and all liabilities, losses, costs, and expenses (including legal fees and expenses) of whatsoever kind and nature which may be imposed on, incurred by, or asserted against the

Committee, its members, or such Employees by reason of the performance of a Committee function if the Committee, such members, or Employees did not act dishonestly or in willful violation of the law or regulation under which such liability, loss, cost, or expense arises.

5.16Effect of a Mistake

In the event of a mistake or misstatement as to the eligibility, participation, or service of any Member, or the amount of payments made or to be made to a Member or Beneficiary, the Committee shall, if possible, cause to be withheld or accelerated or otherwise make adjustment of such amounts of payments as will in its sole judgment result in the Member or Beneficiary receiving the proper amount of payments under this Plan.

5.17Self Interest

A member of the Committee who is also a Member shall not vote on any question relating specifically to himself.

Article VI. Miscellaneous

6.1Amendment and Termination

(a)	The Company does hereby expressly and specifically reserve the sole and exclusive right at any time by action of the Board to amend, modify, or terminate the Plan.
(b)

While the Company contemplates carrying out the provisions of the Plan indefinitely with respect to its Employees, the Company shall not be under any obligation or liability whatsoever to maintain the Plan for any minimum or other period of time.

6.2Incompetency

Every person receiving or claiming benefits under the Plan shall be conclusively presumed to be mentally competent and of age until the Committee receives written notice, in a form and manner acceptable to it, that such person is incompetent or a minor, and that a guardian, conservator, or other person legally vested with the care of such person’s estate has been appointed. In the event that the Committee finds that any person to whom a benefit is payable under the Plan is unable to properly care for such person’s affairs, or is a minor, then any payment due (unless a prior claim therefor shall have been made by a duly appointed legal representative) may be paid to the spouse, a child, a parent, a brother, or a sister, or to any person deemed by the Committee to have incurred expense for such person otherwise entitled to payment.

In the event a guardian or conservator of the estate of any person receiving or claiming benefits under the Plan shall be appointed by a court of competent jurisdiction, payments shall be made to such guardian or conservator, provided that proper proof of appointment is furnished in a form and manner suitable to the Committee.

To the extent permitted by law, any payment made under the provisions of this section 6.2 shall be a complete discharge of liability under the Plan.

6.3Nonalienation

The benefits payable at any time under the Plan shall not be subject in any manner to alienation, sale, transfer, assignment, pledge, attachment, garnishment, or encumbrance of any kind. Any attempt to alienate, sell, transfer, assign, pledge, or otherwise encumber any such benefit, whether presently or thereafter payable, shall be void. No benefit shall in any manner be liable for or subject to the debts or liabilities of any Member or of any other person entitled to any benefit.

6.4Applicable Law

The Plan and all rights hereunder shall be governed by and construed in accordance with the laws of the State of Illinois to the extent such laws have not been preempted by applicable federal law.

6.5Severability

If a provision of this Plan shall be held illegal or invalid, the illegality or invalidity shall not affect the remaining parts of the Plan and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included in this Plan.

6.6Notice

Any notice or filing required or permitted to be given to the Company under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail to the Corporate Secretary of the Company. Notice to the Corporate Secretary of the Company, if mailed, shall be addressed to the principal executive offices of the Company. Notice mailed to a Participant shall be at such address as is given in the records of the Company. Notices shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

6.7Costs of the Plan

All costs of implementing and administering the Plan shall be borne by the Company.

6.8Successors

All obligations of the Company under the Plan shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

6.9Source of Payments

This Plan is unfunded, and the Company will make Plan benefit payments solely on a current disbursement basis.

6.10 Counterparts

This Plan has been established by the Company and may be executed in any number of counterparts, each of which shall be considered as the original, and no requirements to produce another counterpart shall exist.

* * * * * * * * * *

In Witness Whereof, Stepan Company has caused this instrument to be executed by its duly authorized officers effective as of January 1, 1994.

Stepan Company

Attest:	By	/s/ Jeffrey W. Bartlett
	Its	Secretary & General Counsel

By /s/ Dianna F. Gullott

     Its Benefits Supervisor